Press Release

Contact:
Mark Haushill
441.296.5858

ARGO GROUP ANNOUNCES 2008 FIRST QUARTER RESULTS

Diversified business platform delivers increased revenue and earnings

HAMILTON, Bermuda (May 5, 2008) – Argo Group International Holdings, Ltd. (NasdaqGS: AGII), an international underwriter of specialty insurance and reinsurance products in niche areas of the property and casualty market, today announced financial results for the three months ended March 31, 2008.

Highlights for the 2008 first quarter include the following:
•	Pre-tax operating income was at a record $40.0 million;
•	Net income increased 47 percent to $36.9 million or $1.20 per diluted share;
•	The Commercial Specialty segment increased gross written premiums to $137.3 million via targeted adjacency products and acquisition;
•	The International Specialty segment produced $50.3 million in gross written premiums;
•	Total revenue was up 10.1 percent over the first quarter of 2007;
•	Book value per share at March 31, 2008 was $46.36.

Argo Group President and Chief Executive Officer Mark E. Watson III said, "Our results in the first quarter reflect disciplined execution of our business plan, particularly in our Commercial Specialty and International Specialty segments.  I am pleased E&S continues to perform well in a marketplace that is highly competitive, a condition we believe will continue in 2008.  Our diversified international business platform is well designed to provide balance throughout the cycle and we are encouraged by the opportunities we see across business lines."

FINANCIAL RESULTS

The financial results for the three months ended March 31, 2008 and 2007 include results of the predecessor to Argo Group, Argonaut Group Inc.  As disclosed previously, the merger of PXRE Corporation and Argonaut Group closed Aug. 7, 2007. Accordingly, the financial results from that date forward represent the combined company.

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For the first quarter of 2008, net income was $36.9 million or $1.20 per diluted share versus $25.1 million or $1.13 per share for the same three months of 2007.  Pre-tax operating income for the quarter ended March 31, 2008 was $40.0 million versus pre-tax operating income in the comparable quarter of 2007 of $36.8 million.  Total revenue for the 2008 first quarter was $258.1 million versus $234.4 million for the first quarter of 2007.  Total revenue includes realized gains on the sales of investments, which were $1.3 million and $0.6 million for the first quarters of 2008 and 2007, respectively.  Earned premiums for the three months ended March 31, 2008 were $218.7 million compared to $205.6 million for the same quarter in 2007.

The Company believes operating income is another meaningful measure of Argo Group’s performance, although it differs from net income under generally accepted accounting principles in the United States (GAAP) in that operating income excludes extraordinary items, income tax benefit or expense and net realized investment gains and losses.  For a reconciliation of operating income to GAAP net income for the three months ended March 31, 2008 and 2007, respectively, please refer to the reconciliation table attached to this news release.  Pre-tax underwriting income for the first quarter of 2008 included favorable loss development from prior years’ reserves of $6.7 million, compared to $9.1 million of favorable loss development for the first quarter of 2007.  Argo Group’s 2008 first quarter combined ratios for each business segment were E&S at 91.2 percent; Commercial Specialty, formerly Select Markets, at 93.1percent; and International Specialty at 73.3 percent.

SEGMENT RESULTS

Excess & Surplus Lines (E&S) – For the first quarter of 2008, gross written premiums for E&S totaled $160.1 million, resulting in operating income of $26.9 million.  This compares to gross written premiums of $181.2 million and operating income of $29.0 million in the first quarter of 2007.  The combined ratio for the first quarter periods of 2008 and 2007, respectively, were 91.2 percent and 87.3 percent.  The underwriting results for the first quarter of 2008 and 2007 include favorable loss development of $5.1 million and $9.1 million, respectively.

Commercial Specialty (formerly Select Markets) – During the first quarter of 2008, gross written premiums for Commercial Specialty were $137.3 million generating operating income of $13.1 million, compared to gross written premiums of $98.8 million and operating income of $13.8 million during the same period in 2007.  The combined ratio for the 2008 first quarter was 93.1 percent, versus a 2007 first quarter combined ratio of 89.9 percent.  The underwriting results for the first quarter of 2008 include favorable loss development of $0.5 million compared to $1.4 million of favorable development for the first quarter of 2007.

International Specialty – International Specialty includes third-party reinsurance business originated by Argo Re (formerly Peleus Re) and other reinsurance programs.  During the first quarter of 2008, gross written premiums for International Specialty were $50.3 million compared to $6.8 million in 2007.

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ARGO GROUP EXPANDS AND STRENGTHENS BUSINESS PLATFORM

As announced on April 2, 2008, Argo Group has made an offer to acquire Heritage Underwriting Agency plc, a successful quoted Lloyd’s insurer. The acquisition is subject to Heritage shareholder and regulatory approval and is expected to close in the second quarter of 2008.

During the quarter, the Company acquired Massamont Insurance Agency, Inc, a specialist in the public entity insurance sector.  In combination with Trident Insurance Services, this acquisition increases the Company's presence within the nationwide public entity marketplace.

The Company completed the sale of PXRE Reinsurance Company on March 31, 2008. At December 31, 2007, Argo Group had classified the assets and liabilities of PXRE Reinsurance Company as assets held for sale and liabilities held for sale, respectively, in the Consolidated Balance Sheet.

SUBSEQUENT EVENT

After the close of the quarter, Argo Group purchased approximately $5.1 million of its common stock pursuant to its stock repurchase program authorized last year.  The share purchases were made at various times on the open market.

CONFERENCE CALL

Argo Group will conduct an investor conference call starting at 11 a.m. EST (12 p.m. AST) tomorrow, Tuesday, May 6, 2008.  A live webcast of the conference call can be accessed by visiting Argo Group’s investor relations Web site at www.argolimited.com and clicking on the following links: Investors – News & Events – Webcasts.  Participants inside the U.S. and Canada can access the call by dialing (888) 713-4214 (pass code 74675516).  Callers dialing from outside the U.S. and Canada can access the call by dialing (617) 213-4866 (pass code: 74675516).

Shortly after the conclusion of the conference call, a webcast replay will be made available by visiting www.argolimited.com and clicking on the following links: Investors – News & Events – Webcasts.  In addition, a replay of the call will be available to callers dialing from inside the U.S. and Canada through June 6, 2008, by dialing (888) 286-8010 (pass code 46573771). Callers dialing from outside the U.S. and Canada can access the call replay by dialing (617) 801-6888 (pass code 46573771).

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ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Headquartered in Hamilton, Bermuda, Argo Group International Holdings, Ltd. (NasdaqGS: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of high-quality products and services designed to meet the unique coverage and claims handling needs of businesses in three primary segments: Excess and Surplus Lines, Commercial Specialty, and International Specialty.  Information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

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(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	March 31,	December 31,
	2008	2007
	(unaudited)
Assets
Total investments	$3,525.4	$3,555.6
Cash and cash equivalents	50.9	42.2
Accrued investment income	25.4	24.9
Receivables	910.5	833.8
Goodwill	113.2	106.3
Assets held for sale	-	256.6
Other assets	355.0	304.1
Total assets	$4,980.4	$5,123.5

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$2,447.0	$2,425.5
Unearned premiums	550.6	506.8
Liabilities held for sale	-	200.8
Other liabilities	559.8	605.9
Total liabilities	3,557.4	3,739.0

Total shareholders' equity	1,423.0	1,384.5
Total liabilities and shareholders' equity	$4,980.4	$5,123.5

Book value per common share	$46.36	$45.15

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2008	2007
	(unaudited)

Gross Written Premiums	$346.6	$286.7
Net Written Premiums	237.5	200.5

Earned Premiums	218.7	205.6
Net Investment Income	38.1	28.2
Gains on Sales of Investments	1.3	0.6
Total Revenue	258.1	234.4

Losses and Loss Adjustment Expenses	131.6	119.1
Underwriting, Acquisition and Insurance Expense	78.2	74.6
Interest Expense and Other	7.0	3.3
Total Expenses	216.8	197.0

Income Before Taxes	41.3	37.4
Income Tax Provision	4.4	12.3
Net Income	$36.9	$25.1

Net Income:
From Operations	$40.0	$36.8
From Sale of Investments	1.3	0.6
Income Before Taxes	41.3	37.4
Income Tax Provision	4.4	12.3
Total Net Income	$36.9	$25.1

Net Income per Common Share (Basic): (a)	$1.20	$1.17

Net Income per Common Share (Diluted): (a)	$1.20	$1.13

Weighted Average Common Shares:
Basic (a)	30.7	21.3
Diluted (a)	30.8	22.2

(a) The Three Months Ended March 31, 2007 Income Statements reflect the historical income and expense of Argonaut Group, Inc.
in accordance with purchase accounting requirements. The Weighted Average Common Share counts and corresponding Net
Income per Common Share have been recalculated to reflect the common stock exchange ratio applied when Argonaut Group,
Inc. merged with PXRE Group, Ltd. on August 7, 2007.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)

	Three Months Ended
	March 31,
	2008	2007
	(unaudited)
Excess & Surplus Lines
Gross Written Premiums	$160.1	$181.2
Net Written Premiums	119.3	132.1
Earned Premiums	128.5	132.0

Underwriting Income	$11.3	$16.3
Net Investment Income	15.6	12.7
Operating Income Before Taxes	$26.9	$29.0

Loss Ratio	57.7%	55.1%
Expense Ratio	33.5%	32.2%
GAAP Combined Ratio	91.2%	87.3%

Commercial Specialty
Gross Written Premiums	$137.3	$98.8
Net Written Premiums	94.8	61.8
Earned Premiums	82.1	69.7

Underwriting Income	$5.8	$7.0
Net Investment Income	7.3	6.8
Operating Income Before Taxes	$13.1	$13.8

Loss Ratio	65.0%	61.6%
Expense Ratio	28.1%	28.3%
GAAP Combined Ratio	93.1%	89.9%

International Specialty
Gross Written Premiums	$50.3	$6.8
Net Written Premiums	39.3	6.8
Earned Premiums	12.4	3.1

Underwriting Income	$3.3	$0.7
Net Investment Income	2.5	-
Operating Income Before Taxes	$5.8	$0.7

Loss Ratio	41.8%	60.0%
Expense Ratio	31.5%	15.0%
GAAP Combined Ratio	73.3%	75.0%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME TO NET INCOME
(in millions)

	Three Months Ended
	March 31,
	2008	2007

Excess & Surplus Lines	$26.9	$29.0
Commercial Specialty	13.1	13.8
International Specialty	5.8	0.7
Run-off Lines	2.8	1.3
Corporate & Other	(8.6)	(8.0)
Operating Income Before Taxes	40.0	36.8
Gains on Sales of Investments	1.3	0.6
Income Before Taxes	41.3	37.4
Income Tax Provision	4.4	12.3
Net Income	$36.9	$25.1

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